UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

Insys Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35902	51-0327886
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1333 South Spectrum Blvd, Suite 100

Chandler, Arizona 85286

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 500-3127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2017, Insys Therapeutics, Inc. (the “Company”) announced that Dr. John N. Kapoor, its Founder, President and Chief Executive Officer (“CEO”) and Chairman of the Company’s Board of Directors (“Board”) retired as President and CEO and Chairman effective January 9, 2017. Dr. Kapoor remains a member of the Board and will Chair the newly formed Science and Research and Development Committee of the Board.

In addition, the Board also announced that effective January 9, 2017, Steven Meyer has been appointed Chairman of the Board and Dr. Santosh Vetticaden has been appointed Interim Chief Executive Officer (“Interim CEO”).

In connection with appointing Dr. Santosh Vetticaden Interim CEO, the Board designated Dr. Vetticaden as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “executive officer” of the Company for purposes of disclosure in the Company's annual report on Form 10-K and proxy statement in accordance with Rule 3b-7 under the Exchange Act and Item 401(b) of Regulation S-K. In addition, for accepting this Interim CEO appointment, the Compensation Committee of the Board approved (i) an option grant for 30,000 shares of the Company’s common stock to Dr. Vetticaden with such option grant vesting equaling over a thirty-six (36) month period and priced at the closing price for the Company’s common stock on the date of this approval (subject to such other terms and conditions as set forth in the applicable equity plan and any relevant option agreement accompanying any such option grant); and (ii) additional cash compensation (above and beyond his normal salary as Chief Medical Officer) in the form a $25,000 monthly cash stipend payment for each month in which he serves as the Interim CEO, to be paid consistent with Company’s payroll policies and system (and not be to be prorated if he serves a partial month as Interim CEO). The Company will also enter into with Dr. Vetticaden the Company’s director and officer indemnity agreement, the form of which has been previously filed with the Securities and Exchange Commission.

On January 9, 2017, the Company issued a press release announcing Dr. Kapoor’s retirement and the appointment of Mr. Meyer and Dr. Vetticaden. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 9, 2017 Announcing Retirement of Dr. John N. Kapoor as CEO and Chairman and Appointment of Dr. Santosh Vetticaden as Interim CEO and Steven Meyer as Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2017	Insys Therapeutics, Inc.

	By:	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 9, 2017 Announcing Retirement of Dr. John N. Kapoor as CEO and Chairman and Appointment of Dr. Santosh Vetticaden as Interim CEO and Steven Meyer as Chairman of the Board